Exhibit 10.7

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of May 28, 2020 (the “Effective Date”), by and between Curtis Smith (the “Executive”) and AYRO, Inc. (formerly Austin EV, Inc.) (the “Company”) for the purpose of amending that certain Employment Agreement, dated as of March 8, 2018, by and between the Executive and the Company (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 17 of the Agreement provides that it may only be amended by a written agreement among the parties; and

WHEREAS, the parties mutually desire to amend the Agreement to modify the effect that certain terminations of his employment would have on his outstanding equity awards.

NOW, THEREFORE, pursuant to Section 17 of the Agreement, in consideration of the mutual provisions, conditions, and covenants contained herein, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1. Section 4.1 of the Agreement is hereby amended by adding a new subsection (d) to the end of said section as follows:

(d) If the Executive’s employment is terminated upon either party’s failure to renew this Agreement or by the Executive without Good Reason, then all of the Executive’s vested, outstanding stock options shall remain exercisable until the earlier of (i) the end of the applicable option’s term or (ii) the date that is two (2) years following the date of his termination of employment.

2. Section 4.2(c) of the Agreement is hereby amended by deleting said section in its entirety and replacing it with the following new Section 4.2(c):

(c) The treatment of any outstanding equity awards shall be determined in accordance with the terms of the LTIP and the applicable award agreement; provided, however, all outstanding equity awards granted to the Executive pursuant to Section 3.2 hereof shall be fully and immediately vested, to the extent not previously vested, and all of his then vested, outstanding stock options shall remain exercisable until the earlier of (i) the end of the applicable option’s term or (ii) the date that is two (2) years following the date of his termination of employment.

2. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with the provisions thereof.

[Remainder of the Page Intentionally Left Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

THE EXECUTIVE:

/s/ Curtis Smith
Curtis Smith

THE COMPANY:

AYRO Operating Company, Inc.

By:	/s/ Rodney Keller
Name:	Rodney Keller
Title:	Chief Executive Officer and President

[Signature Page to Curtis Smith’s First Amendment to Employment Agreement]